Exhibit 23.4

CONSENT OF UHY LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-131609) and related Prospectus of Alphatic Holdings, Inc. of our report dated December 29, 2005 relating to the financial statements of Cortek, Inc.

/s/ UHY LLP

Boston, Massachusetts

March 22, 2006